Exhibit 99.1

Apollo Senior Floating Rate Fund Inc. Closes Credit Facility

and Issuance of Series A Preferred Stock

New York, NY. March 24, 2011 - Apollo Senior Floating Rate Fund Inc. (the “Fund”) today announced the closing of a credit facility and the issuance of shares of its Series A Preferred Stock. The Fund is a closed-end management investment company investing primarily in a portfolio of senior secured floating rate loans with the objective of current income and preservation of capital. Shares of the Fund’s common stock began trading on February 24, 2011 on the New York Stock Exchange (NYSE) under the symbol “AFT”.

The Fund entered into a $137,950,000 credit facility with Wells Fargo Bank, National Association (“Wells Fargo”), as lender, and Wells Fargo Securities LLC, as administrative agent. The Fund may borrow under the credit facility on a revolving basis until June 24, 2011. Any loans outstanding under the credit facility must be repaid in full in March 2015. The loans generally bear interest at a rate of the 3-month London Interbank Offered Rate (“LIBOR”) plus an applicable margin rate initially set at 1.40%. On or before April 8, 2011, the Fund may increase Wells Fargo’s total aggregate commitment to an amount determined pursuant to a formula set forth in the credit facility based on the number of shares of the Fund’s common stock issued by April 8, 2011. The credit facility contains customary affirmative and negative covenants, including limitations on debt, liens and restricted payments, as well as certain portfolio limitations and customary prepayment provisions, including a requirement to prepay loans or take certain other actions if certain asset value tests are not met.

The Fund also issued shares of the Fund’s Series A Preferred Stock to Wells Fargo with an aggregate liquidation preference of $20,620,000. The Series A Preferred Stock generally is entitled to quarterly dividends at a floating rate of 1.90% plus 3-month LIBOR, subject to adjustment for unpaid dividends. In the event that the Fund chooses to increase Wells Fargo’s total aggregate commitment under the credit facility as described above, the Fund will also issue to Wells Fargo additional shares of Series A Preferred Stock. The preferences, rights, powers and other terms applicable to the Series A Preferred Stock are set forth in the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland today. No public offering of the Series A Preferred Stock is being made by the Fund.

Apollo Credit Management, LLC, an affiliate of Apollo Global Management, LLC, is the Fund’s investment adviser.

The Fund is a newly organized, non-diversified, closed-end management company with a limited operating history. Investors should consider the investment objectives and policies, risk considerations, charges and expenses of the Fund carefully before investing. For a prospectus which contains this and other information relevant to an investment in the Fund’s common stock, please contact your securities representative. Investors should read the prospectus carefully before they invest. There can be no assurance the Fund’s investment objectives will be obtained.

Apollo Contact Information:

Product Literature

888-301-3838

Investors

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Forward-Looking Statements

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions related to the Fund’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new Private Equity or Capital Markets funds, market conditions, generally, our ability to manage our rapid growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenue, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others.